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                                                                   EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289,
333-01757, 333-04269, 333-08479, 333-18009, 333-20667, 333-23415 and 333-29217),
Form S-4 (Registration No. 333-17915) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669 and 333-29265).


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
      September 15, 1997.